                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                  May 16, 2000
-------------------------------------------------------------------------------
                Date of Report (Date of Earliest Event Reported)

                        Envision Development Corporation
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
-------------------------------------------------------------------------------
                             State of Incorporation

                                    001-15311
--------------------------------------------------------------------------------
                             Commission File Number

                                   65-0981457
-------------------------------------------------------------------------------
                         IRS Employer Identification No


                100 Nickerson Road, Marlboro, Massachusetts 01752
-------------------------------------------------------------------------------
                     Address of principal executive offices

                                 (508) 480-3000
-------------------------------------------------------------------------------
               Registrant's telephone number, including area code


-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On May 30, 2000, Envision Development Corporation ("Envision") filed a Current Report on Form 8-K (the "Envision Initial Report") describing the acquisition of certain assets and the assumption of certain liabilities of Envision Development Corporation, a Massachusetts corporation ("Envision Massachusetts") with the same name as Envision. This Current Report on Form 8-K/A amends the Envision Initial Report by including with this Form 8-K/A the financial statements and pro forma financial information prescribed by Item 7 of Form 8-K. In accordance with Item 7(a)(4) and Item 7(b)(2) of Form 8-K, such financial statements and pro forma financial information are filed by amendment to the Envision Initial Report no later than 60 days after the date the initial report on Form 8-K was required to be filed.

Item 7. Financial Statements and Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Envision Development Corporation, a Massachusetts corporation.

Report of Independent Certified Public Accountants

Report of Independent Accountants

Balance Sheets as of December 31, 1999 and 1998

Statements of Operations for the Years Ended December 31, 1999 and 1998

Statements of Cash Flows for the Years Ended December 31, 1999 and 1998

Statements of Changes in Stockholders' (Deficit) for the Years Ended December 31, 1999 and 1998

Notes to Financial Statements

Condensed Balance Sheets as of March 31, 2000 and 1999 (unaudited)

Condensed Statements of Operations for the Three Months Ended March 31, 2000 and 1999 (unaudited)

Condensed Statements of Cash Flows for the Three Months Ended March 31, 2000 and 1999 (unaudited)

Notes to Condensed Financial Statements

(b) Pro Forma Financial Information.

Pro Forma Combined Balance Sheet as of January 29, 2000 (unaudited)

Pro Forma Combined Statement of Earnings for the Fiscal Year Ended January 29, 2000 (unaudited)

Pro Forma Combined Statement of Earnings for the Three Months Ended April 29, 2000 (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 31st day of July, 2000.

ENVISION DEVELOPMENT CORPORATION




            By: /s/ MICHAEL E. AMIDEO
            ---------------------------------------
            Michael E. Amideo
            Chief Financial Officer

                            FINANCIAL STATEMENTS AND
                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
                        ENVISION DEVELOPMENT CORPORATION
                           December 31, 1999 and 1998

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors of
Envision Development Corporation


                  We have audited the balance sheet of Envision Development Corporation (a Massachusetts corporation) (the "Company") as of December 31, 1999, and the related statements of operations, stockholders' (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as of and for the year ended December 31, 1998, were audited by other auditors whose report dated December 10, 1999, expressed an unqualified opinion on those statements.

                  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                  In our opinion, the 1999 financial statements referred to above present fairly, in all material respects, the financial position of Envision Development Corporation as of December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.



/s/ Grant Thornton LLP

Boston, Massachusetts
July 27, 2000

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Envision Development Corporation:


In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' (deficit) and cash flows present fairly, in all material respects, the financial position of Envision Development Corporation at December 31, 1998 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts

December 10, 1999

                        Envision Development Corporation

                                 BALANCE SHEETS

                                  December 31,

                                     ASSETS



                                                                                            1999                1998
                                                                                        -----------         -----------
Current assets:
  Cash                                                                                  $   684,300         $        --
  Accounts receivable                                                                        80,800             105,200
  Prepaid expenses                                                                            5,400               6,200
                                                                                        -----------         -----------
          Total current assets                                                              770,500             111,400

Fixed assets, net                                                                            82,300              49,200
                                                                                        -----------         -----------

          Total assets                                                                  $   852,800         $   160,600
                                                                                        ===========         ===========

                                         LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
  Checks written in excess of bank balances                                             $        --         $       900
  Accounts payable and accrued expenses                                                     230,700              56,300
  Fair value of common stock accrued for consulting services                                549,200              41,700
  Capital lease obligation                                                                   15,600               9,800
  Deferred revenues                                                                          56,600              78,900
                                                                                        -----------         -----------
          Total current liabilities                                                         852,100             187,600

Capital lease obligation, less current portion                                               25,300              14,300
                                                                                        -----------         -----------
          Total liabilities                                                                 877,400             201,900
                                                                                        -----------         -----------

Commitments

Stockholders' (deficit):
  Common stock, no par value; 1,000,000 shares authorized, 692,128 and 526,824 issued and outstanding at December 31,
    1999 and 1998, respectively                                                                  --                  --
  Paid-in capital                                                                         1,696,400               1,000
  Deferred compensation                                                                    (380,000)                 --
  Retained earnings (accumulated deficit)                                                (1,279,900)              8,700
                                                                                        -----------         -----------
                                                                                             36,500               9,700
Less:  note receivable from stockholder                                                     (61,100)            (51,000)
                                                                                        -----------         -----------
          Total stockholders' (deficit)                                                     (24,600)            (41,300)
                                                                                        -----------         -----------

          Total liabilities and stockholders' (deficit)                                 $   852,800         $   160,600
                                                                                        ===========         ===========



The accompanying notes are an integral part of these financial statements.

                        Envision Development Corporation

                            STATEMENTS OF OPERATIONS

                 For the years ended December 31, 1999 and 1998



                                                          1999                 1998
                                                      -----------         -----------
Revenues                                              $   930,600         $   603,100

Operating expenses:
  Project costs                                           398,700             190,900
  Selling and marketing                                   296,900             121,000
  General and administrative                              580,500             291,400
  Noncash compensation for consulting services            549,200              41,700
  Noncash compensation for common stock                   385,800                  --
                                                      -----------         -----------
                                                        2,211,100             645,000
                                                      -----------         -----------

Loss from operations                                   (1,280,500)            (41,900)
                                                      -----------         -----------

Interest income                                             4,800               2,600
Interest expense                                           (9,600)               (700)
                                                      -----------         -----------

Net loss                                              $(1,285,300)        $   (40,000)
                                                      ===========         ===========




The accompanying notes are an integral part of these financial statements.

                        Envision Development Corporation

                            STATEMENTS OF CASH FLOWS

                 For the years ended December 31, 1999 and 1998



                                                                             1999                 1998
                                                                          -----------         -----------
Cash flows from operating activities:
  Net loss                                                                $(1,285,300)        $   (40,000)
  Adjustment to reconcile net loss to net cash provided by
    (used in) operating activities:
      Depreciation and amortization                                            26,300               6,300
      Compensation charge associated with fair value of
        common stock payable for performance of services                      549,200              41,700
      Compensation charge associated with issuance of common stock            385,800                  --
      Imputed interest on shareholder loan                                     (3,300)             (2,600)
      Changes in assets and liabilities:
        Accounts receivable                                                    24,400             (63,000)
        Prepaid expenses                                                          800              (5,300)
        Accounts payable and accrued expenses                                 167,400              41,800
        Deferred revenue                                                      (22,300)             73,300
                                                                          -----------         -----------

          Net cash (used in) provided by operating activities                (157,000)             52,200
                                                                          -----------         -----------

Cash flows from investing activities:
  Purchases of fixed assets                                                   (32,000)            (26,700)
                                                                          -----------         -----------

Cash flows from financing activities:
  Checks written in excess of bank balance                                       (900)            (19,600)
  Payment to shareholder under note receivable                                (15,500)             (1,100)
  Repayment of capital lease obligations                                      (10,600)             (4,800)
  Proceeds from the issuance of common stock                                  900,300                  --
                                                                          -----------         -----------

          Net cash provided by (used in) financing activities                 873,300             (25,500)
                                                                          -----------         -----------

Net change in cash                                                            684,300                  --

Cash, beginning of year                                                            --                  --
                                                                          -----------         -----------

Cash, end of year                                                         $   684,300         $        --
                                                                          ===========         ===========


                        Envision Development Corporation

                 For the years ended December 31, 1999 and 1998



                                                                      1999              1998
                                                                     --------        --------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Cash paid for interest                                             $  9,600        $    700
                                                                     ========        ========

  Cash paid for taxes                                                $  2,200        $  3,300
                                                                     ========        ========

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:

  Equipment purchased under capital lease obligations                $ 27,400        $ 26,600
                                                                     ========        ========

  Fair value of common stock issued for services                     $415,100
                                                                     ========

  Fair value of common stock issuable for consulting services        $549,200
                                                                     ========




The accompanying notes are an integral part of these financial statements.

                        Envision Development Corporation

                      STATEMENTS OF STOCKHOLDERS' (DEFICIT)

                 For the years ended December 31, 1999 and 1998



                                                                                           Retained      Note
                                                                                           Earnings    Receivable        Total
                                                               Paid-in      Deferred    (Accumulated     from        Stockholders'
                                                    Shares     Capital    Compensation     Deficit)    Stockholder     (Deficit)
                                                    ------     -------    ------------     --------    -----------     ---------

Balance at December 31, 1997                        526,824  $     1,000   $        --   $    51,300   $   (49,900)  $     2,400
Increase on note receivable from stockholder             --           --            --            --        (1,100)       (1,100)
Accrued interest on note receivable from
  stockholder                                            --           --            --        (2,600)           --        (2,600)
Net loss                                                 --           --            --       (40,000)           --       (40,000)
                                                    -------  -----------   -----------   -----------   -----------   -----------
Balance at December 31, 1998                        526,824        1,000            --         8,700       (51,000)      (41,300)
Issuance of common stock                             80,768      900,300            --            --            --       900,300
Issuance of common stock to Board of Directors       26,000      385,800            --            --            --       385,800
Issuance of common stock under consulting
  agreement                                          58,536       29,300            --            --            --        29,300
Deferred compensation related to stock options                   380,000      (380,000)           --            --            --
Increase on note receivable from stockholder             --           --            --            --       (10,100)      (10,100)
Accrued interest on note receivable from
 stockholder                                             --           --            --        (3,300)                     (3,300)
Net loss                                                 --           --            --    (1,285,300)           --    (1,285,300)
                                                    -------  -----------   -----------   -----------   -----------   -----------
Balance at December 31, 1999                        692,128  $ 1,696,400   $  (380,000)  $(1,279,900)  $   (61,100)  $   (24,600)
                                                    =======  ===========   ===========   ===========   ===========   ===========



   The accompanying notes are an integral part of these financial statements.

                        Envision Development Corporation

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1999 and 1998


NOTE A - BUSINESS

   Envision Development Corporation (the "Company") was incorporated in 1990. The Company is a provider of Internet and electronic commerce professional services and solutions, including strategic consulting, Internet-based application development, electronic commerce systems integration and electronic commerce outsourcing. Principal markets include domestic companies and the federal government.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially expose the Company to concentrations of credit risk are primarily comprised of accounts receivable. Management believes its credit policies reflect normal industry terms and business risk. The Company does not anticipate nonperformance by the counterparties and, accordingly, does not require collateral. Credit losses have not been significant to date.

     At December 31, 1999, 78%, 11% and 9% of the Company's accounts receivable were due from three customers, respectively, while at December 31, 1998, 47%, 17% and 10% of the Company's accounts receivable were due from three different customers, respectively.

   FIXED ASSETS

     Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful life of the asset. Equipment acquired under capital leases is stated at the lower of the fair value of the equipment or the present value of the minimum lease payments at the inception of the lease and amortized on a straight-line basis over the useful life of the asset.

   REVENUE RECOGNITION

     Revenues from time and material contracts are recognized based upon fixed hourly rates for direct labor hours expended. Revenues pursuant to fixed-price contracts are recognized as services are performed. Amounts billed to clients in excess of revenue recognized are classified as deferred revenue.

   PROJECT COSTS

     Project costs consist principally of payroll and payroll related expenses for personnel dedicated to client assignments.

                        Envision Development Corporation

                           December 31, 1999 and 1998


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

   INCOME TAXES

     The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"). This standard requires that deferred income taxes be recorded for all temporary differences between the financial statement and tax basis of assets and liabilities and loss carryforwards, and that deferred tax balances be based on enacted tax laws at tax rates that are expected to be in effect when the temporary differences reverse.

   STOCK-BASED COMPENSATION

     The Company applies the disclosure only provisions of SFAS No. 123 "Accounting for Stock Based Compensation", and applies Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for employee and director stock-based compensation. Stock-based compensation issued to nonemployees is accounted for in accordance with SFAS No. 123.

   USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE C - FIXED ASSETS

     Fixed assets (and their estimated useful lives in years) consists of the following at December 31:


                                                               1999                         1998
                                                       ----------------------         ----------------------
                                                                      Capital                       Capital
                                           Years        Owned         Leases          Owned          Leases
                                           -----        -----         ------          -----          ------

     Furniture and fixtures                 5         $ 21,200       $     --         $ 2,200        $    --
     Computer equipment                     3           38,900         60,000          25,800         32,600
                                                      --------       --------         -------         ------
                                                        60,100         60,000          28,000         32,600
     Less accumulated depreciation
       and amortization                                (17,400)       (20,400)         (3,000)        (8,400)
                                                      --------       --------         -------        -------

     Fixed assets                                     $ 42,700       $ 39,600         $25,000        $24,200
                                                      ========       ========         =======        =======

                        Envision Development Corporation

                           December 31, 1999 and 1998


NOTE D - NOTES RECEIVABLE FROM STOCKHOLDER

   At December 31, 1999 and 1998, the Company was owed $61,100 and $51,000, respectively, from a stockholder of the Company. The noninterest-bearing note is due on demand. Interest was imputed at the Federal Lending Rate of 4.97% and 5.35% at December 31, 1999 and 1998, respectively.


NOTE E - COMMON STOCK

   In November 1998, the Company amended its Articles of Organization to increase the number of authorized shares from 200,000 to 1,000,000 of its no par value common stock. Concurrent with the amendment of the Articles of Organization, the Company effected a 526.824-for-1 stock split through a stock dividend of 525.824 shares of common stock for each share of common stock outstanding. All prior periods have been restated to reflect this stock split.

   During 1998, the Company entered into a restricted stock agreement with a third party ("Stock Agreement") authorizing the Company to issue up to 115,384 shares of the common stock of the Company for consulting services rendered by the third party. During 1999, the Company amended the Stock Agreement authorizing the Company to issue up to 131,706 shares of common stock. The Company has recorded a noncash compensation charge of $41,700 related to the value of 83,333 shares of common stock as of December 31, 1998 for services performed in 1998, which is recorded as an accrued liability. During 1999, the Company issued 58,536 shares of common stock to the third party as partial payment for services rendered in 1998. In addition, the Company has recorded a noncash compensation charge of $549,200 in 1999 related to the fair value of 48,373 shares of common stock payable for services performed in 1999, which is recorded as an accrued liability. In January 2000, the Company issued all common stock due to the third party for services rendered in 1998 and 1999.

   At December 31, 1999 and 1998, the Company had 100,000 shares of its common stock reserve for issuance of stock upon exercise of options issued or issuable under the 1998 Stock Option Plan.

   In December 1999, the Company elected to grant each member of the Board of Directors 6,500 shares of common stock for a total of 26,000 shares. The Company has recorded a noncash compensation charge of $385,800 related to the fair value of the shares of common stock issuance.

                        Envision Development Corporation

                           December 31, 1999 and 1998


NOTE F - STOCK OPTION PLAN

   On November 30, 1998, the Company approved the 1998 Stock Option Plan (the "Plan") which is administered by the Board of Directors. The Plan provides for the issuance of a maximum 100,000 shares of common stock. On January 21, 2000, the Board of Directors amended the Plan to allow for the issuance of up to 150,000 shares of common stock.

   Awards granted under the Plan may include incentive stock options and nonqualified stock options. For incentive stock options, the exercise price shall not be less than the fair market value of a share of common stock on the date of grant or the par value of the common stock. Options expire no later than ten years after the date of grant. If the options are held by a 10% shareholder of the Company, the exercise price of the option shall not be less than 110% of the fair market value of the share on the date of grant. These options expire no later than six years after the grant date. For nonqualified stock options, the exercise price and expiration date of options shall be determined by the Board of Directors of the Company.

   During 1999, the Company granted stock options to employees with an exercise price of $1.00 and $1.50 per share, which was below the estimated fair market value of the common stock at date of grant. Deferred compensation of $380,000 was recorded in accordance with APB No. 25 and related interpretations and will be amortized over the related vesting period. No compensation expense has been amortized for employee-stock based compensation in 1999. No stock-based awards were granted prior to 1999. Pursuant to certain employment contracts, the Company granted an additional 12,820 stock options with an exercise price of $0.50 on March 20, 2000.

   Had compensation expense been determined based on the fair value at the grant dates for awards in 1999, consistent with the provisions of SFAS No. 123, the Company's net loss would have been $(1,382,900). Because options vest over several years and additional option grants are expected to be made in future years, the above pro forma results are not representative of the pro forma results for future years.

   For purposes of pro forma disclosure, the fair value of each option grant was estimated on the date of grant using the minimum value method with the following weighted-average assumption for grants in 1999; no dividend yield; risk-free interest rates of 5.68%; and expected lives of 5.92 years.

                        Envision Development Corporation

                           December 31, 1999 and 1998


NOTE F - STOCK OPTION PLAN - Continued

     The following table summarizes the activity of the Company's stock option plan for the year ended December 31, 1999:


                                                                                                                 Weighted
                                                                                                                  Average
                                                                                            Number of            Exercise
                                                                                             Options               Price
                                                                                             -------               -----

     Outstanding - beginning of period                                                            --               $  --
     Granted at fair market value                                                             34,446                1.54
     Granted below fair market value                                                          32,036                1.36
     Exercised                                                                                    --
     Cancelled                                                                                    --
                                                                                              ------

     Outstanding - end of period                                                              66,482               $1.45
                                                                                              ======               =====

     Weighted average grant date fair value                                                                        $6.37


     Summarized information about stock options outstanding at December 31, 1999 is as follows:


                                                             Outstanding                          Exercisable
                                                 ------------------------------            ------------------------------
                                                  Weighted
                                                  Average              Weighted                                  Weighted
                              Number              Remaining             Average             Number               Average
         Range of           of Options           Contractual           Exercise            of Options            Exercise
     Exercise Prices       Outstanding              Life                Price              Exercisable             Price
     ---------------       -----------           -----------           --------            -----------           --------
      $.50 - $1.50            64,682                4.81                $ 1.36                2,564                $0.50
            $14.85             1,800                5.98                $14.85                   --                   --


NOTE G - INCOME TAXES

   At December 31, 1999 and 1998, the Company had net deferred tax assets of approximately $480,000 and $16,000, respectively resulting principally from net operating loss carryforwards against which was provided a valuation allowance since realization of any future benefit cannot be sufficiently assumed as of that date.

                        Envision Development Corporation

                           December 31, 1999 and 1998


NOTE G - INCOME TAXES - Continued

   At December 31, 1999 and 1998, the Company had federal and state net operating loss carryforwards of approximately $1,200,000 and $40,000, respectively, available to reduce future taxable income and which expire at various dates through 2018.

   Under the Internal Revenue Code, certain substantial changes in the Company's ownership could result in an annual limitation on the amount of net operating loss carryforwards which can be utilized in future years to offset future taxable income or liability.


NOTE H - SIGNIFICANT CUSTOMERS

   During 1999, approximately 51% of the Company's revenue was derived from two customers comprising 39% and 12%. During 1998, approximately 62% of the Company's revenue was derived from two different customers comprising 44% and 18%.


NOTE I - COMMITMENTS

   CAPITAL LEASES

     The Company has capital leases for computer and office equipment. Future minimum payments under the capital leases together with the present value of net minimum lease payments as of December 31, 1999 are as follows:

       2000                                                  $22,100
       2001                                                   20,700
       2002                                                    7,800
                                                             -------

       Total minimum lease payments                           50,600
       Less amount representing interest                       9,700
                                                             -------

       Present value of net minimum lease payments            40,900
       Less current maturities                                15,600
                                                             -------
                                                             $25,300
                                                             =======

                        Envision Development Corporation

                           December 31, 1999 and 1998


NOTE I - COMMITMENTS - Continued

   OPERATING LEASES

     The Company has entered into operating lease agreements for the use of its office facilities and vehicle expiring at various dates through 2002. On January 18, 2000, the Company entered into a new operating lease for additional office space until July 2005 at an annual rate of $222,400 with periodic increase to a maximum annual rental rate of $257,900. Minimum future rental payments under operating leases are as follows:

       2000                                                    $  251,800
       2001                                                       268,900
       2002                                                       269,000
       2003                                                       242,400
       2004                                                       249,700
       Thereafter                                                 128,300
                                                               ----------

       Total minimum lease payments                            $1,410,100
                                                               ==========

     Total rent expense for 1999 and 1998 was $38,400 and $27,000, respectively.


NOTE J - DEBT

   On August 4, 1999, the Company entered into a $100,000 unsecured line of credit with Fleet Bank. The interest rate for the line of credit is a floating rate based upon Fleet Bank Prime Rate plus an initial margin of 3%. The line of credit is personally guaranteed by the majority shareholder of the Company. At December 31, 1999 there were no borrowings outstanding under this line of credit.

   On January 3, 2000 the Company entered into a $75,000 secured line of credit with BankBoston. The interest rate is a variable annual percentage rate plus one percentage point. The line of credit is collateralized by the assets of the Company.

                        Envision Development Corporation

                           December 31, 1999 and 1998


NOTE K - SUBSEQUENT EVENTS

   On February 1, 2000, the Company entered into an Agreement and Plan of Merger with Envision Development Corp. (formerly perfumania.com, inc.) (the "Purchaser"). In accordance with the agreement the Purchaser planned to acquire all of the issued and outstanding shares of stock of the Company.

   Concurrent with that agreement, the Company entered into a Loan Commitment Letter Agreement ("Loan Agreement") with the Purchaser whereby the Purchaser agreed to loan the Company a principal amount of up to $1.5 million at an annual interest rate equal to the prime rate of interest with the operating principal and interest accrued payable in its entirety on the one-year anniversary of the date of issuance of the principal. The Company currently has $750,000 outstanding against the Loan Agreement.

   On May 16, 2000, the Company completed its merger with and into Envision Development Corporation (formerly perfumania.com, inc.). Envision Development Corporation acquired all of the common stock outstanding of the Company at that date in return for 1,513,072 shares of common stock of Envision Development Corporation.

CONDENSED FINANCIAL STATEMENTS
ENVISION DEVELOPMENT CORPORATION
March 31, 2000 and 1999
(Unaudited)

                        Envision Development Corporation

                            CONDENSED BALANCE SHEETS

                                    March 31,
                                   (Unaudited)


                                        ASSETS



                                                                                              2000                 1999
                                                                                           -----------         -----------
Current assets:
  Cash                                                                                     $   302,872         $    33,538
  Accounts receivable, net                                                                     610,956               9,983
  Due from Parent                                                                               74,000                  --
  Prepaid expenses                                                                              17,825                 146
                                                                                           -----------         -----------
          Total current assets                                                               1,005,653              43,667

Fixed assets, net                                                                              385,198              47,669
Other assets                                                                                    37,066                  --
                                                                                           -----------         -----------

          Total assets                                                                     $ 1,427,917         $    91,336
                                                                                           ===========         ===========

                          LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
  Checks written in excess of bank balances                                                $        --         $     6,736
  Note payable to Parent                                                                       500,000                  --
  Accounts payable and accrued expenses                                                        549,308               5,721
  Fair value of common stock accrued for consulting services                                   400,176             179,000
  Capital lease obligation                                                                      41,724               9,800
  Deferred revenues                                                                             78,833                  --
                                                                                           -----------         -----------
          Total current liabilities                                                          1,570,041             201,257

Capital lease obligation, less current portion                                                 101,557              11,550
                                                                                           -----------         -----------
          Total liabilities                                                                  1,671,598             212,807
                                                                                           -----------         -----------

Commitments

Stockholders' (deficit):
  Common stock, no par value                                                                        --                  --
  Paid-in capital                                                                            1,859,720               1,000
  Deferred compensation                                                                       (380,000)                 --
  Retained earnings (accumulated deficit)                                                   (1,661,210)            (60,963)
  Note receivable from stockholder                                                             (62,191)            (61,508)
                                                                                           -----------         -----------
          Total stockholders' (deficit)                                                       (243,681)           (121,471)
                                                                                           -----------         -----------

          Total liabilities and stockholders' (deficit)                                    $ 1,427,917         $    91,336
                                                                                           ===========         ===========




The accompanying notes are an integral part of these unaudited condensed financial statements.

                        Envision Development Corporation

                       CONDENSED STATEMENTS OF OPERATIONS

               For the three months ended March 31, 2000 and 1999
                                   (Unaudited)


                                                     2000               1999
                                                   ---------         ---------
Revenues                                           $ 625,187         $ 249,184

Operating expenses:
  Project costs                                      451,503            63,569
  Selling and marketing                              220,974            63,532
  General and administrative                         338,242            54,446
  Noncash compensation for consulting services            --           137,300
                                                   ---------         ---------


Loss from operations                                (385,532)          (69,663)
                                                   ---------         ---------

Interest income, net                                   4,222                --

Net loss                                           $(381,310)        $ (69,663)
                                                   =========         =========



The accompanying notes are an integral part of these unaudited condensed financial statements.

                        Envision Development Corporation

                       CONDENSED STATEMENTS OF CASH FLOWS

               For the three months ended March 31, 2000 and 1999



                                                                        2000             1999
                                                                     ---------         ---------
Cash flows from operating activities:
  Net loss                                                           $(381,310)        $ (69,663)
  Adjustment to reconcile net loss to net cash provided by
    (used in) operating activities:
      Depreciation and amortization                                     19,574             1,531
      Compensation charge associated with fair value of
        common stock payable for performance of services                    --           137,300
      Changes in assets and liabilities:
        Accounts receivable and due from parent                       (604,156)           95,217
        Prepaid expenses                                               (12,425)            6,054
        Other assets                                                   (37,066)               --
        Accounts payable and accrued expenses                          318,608           (50,579)
        Deferred revenue                                                22,233           (78,900)
                                                                     ---------         ---------

          Net cash (used in) provided by operating activities         (674,542)           40,960
                                                                     ---------         ---------

Cash flows from investing activities:
  Purchases of fixed assets                                           (322,472)               --
                                                                     ---------         ---------

Cash flows from financing activities:
  Checks written in excess of bank balance                                  --             5,836
  Issuance of note payable to parent company                           500,000                --
  Increase in shareholder note receivable                               (1,091)          (10,508)
  Repayment of capital lease obligations                               102,381            (2,750)
  Proceeds from the issuance of common stock                            14,296                --
                                                                     ---------         ---------

          Net cash provided by (used in) financing activities          615,586            (7,422)
                                                                     ---------         ---------

Net change in cash                                                    (381,428)           33,538

Cash, beginning of year                                                684,300                --
                                                                     ---------         ---------

Cash, end of year                                                    $ 302,872         $  33,538
                                                                     =========         =========



The accompanying notes are an integral part of these unaudited condensed financial statements.

                        Envision Development Corporation

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                             March 31, 2000 and 1999
                                   (unaudited)


NOTE A - BASIS OF PRESENTATION

   The accompanying condensed financial statements have been prepared by Envision Development Corporation (the "Company"), a Massachusetts corporation, without audit, pursuant to generally accepted accounting principles. Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted. These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1999 financial statements.

   In the opinion of management of the Company, the condensed financial statements reflect all adjustments (which consist only of normal recurring adjustments) necessary to present the condensed financial position of the Company as of March 31, 2000 and 1999 and the condensed results of operations and cash flows for the three-month periods then ended. The results of operations for such interim periods are not necessarily indicative of the results for the full year.


NOTE B - SUBSEQUENT MERGER

   On February 1, 2000, the Company entered into an Agreement and Plan of Merger with Envision Development Corporation (formerly perfumania.com, inc.) (the "Purchaser"). In accordance with the agreement, the Purchaser planned to acquire all of the issued and outstanding shares of stock of the Company.

   Concurrent with that agreement, the Company entered into a Loan Commitment Letter Agreement ("Loan Agreement") with the Purchaser whereby the Purchaser agreed to loan the Company a principal amount of up to $1.5 million at an annual interest rate equal to the prime rate of interest with the operating principal and interest accrued payable in its entirety on the one-year anniversary of the date of issuance of the principal. The Company currently has $750,000 outstanding against the Loan Agreement.

   On May 16, 2000, the Company completed its merger with and into Envision Development Corporation (formerly perfumania.com, inc.). Envision Development Corporation acquired all of the common stock outstanding of the Company at that date in return for 1,513,072 shares of common stock of Envision Development Corporation.

                        ENVISION DEVELOPMENT CORPORATION
                       (SUCCESSOR TO PERFUMANIA.COM, INC.)

                           FORWARD LOOKING STATEMENTS

This Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control, that may cause the actual results, performance or achievements of Envision Development Corporation or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions relating to our operations, financial condition and results of operations, including, among others, rapid technological and regulatory changes in the industries we serve, the financial resources of our customers, our numerous competitors and the few barriers to entry for potential competitors, our uncertain revenue growth, our ability to attract and retain qualified personnel, our ability to expand our infrastructure and manage our growth, and our ability to identify, finance and integrate acquisitions, among others. If any of these risks or uncertainties materialize, or if any of the underlying assumptions prove incorrect, actual results may differ significantly from results expressed or implied in any forward-looking statements made by us. These and other risks are detailed in the Annual Report on Form 10-K as of and for the year ending January 29, 2000 and in other documents filed by us with the Securities and Exchange Commission. Envision undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                         PRO FORMA FINANCIAL INFORMATION
                                   (Unaudited)

On May 16, 2000, Envision Development Corporation (the "Corporation") acquired Envision Development Corporation, a Massachusetts corporation ("Envision Massachusetts") with the same name as the Corporation pursuant to the terms of the First Amended and Restated Agreement and Plan of Merger, dated March 10, 2000 (the "Agreement"), as amended by Amendment No. 1, dated May 12, 2000 (the "Amendment"), among the Corporation, Envision Acquisition Corporation ("EAC"), perfumania.com, inc. ("perfumania.com"), Envision Massachusetts and certain stockholders of Envision Massachusetts.

Envision Massachusetts merged with and into EAC, a wholly-owned subsidiary of the Corporation, with Envision Massachusetts surviving as a wholly-owned subsidiary of the Corporation. All the issued and outstanding common stock of Envision Massachusetts was converted into 1,513,072 shares of common stock, par value $0.01 (the "Common Stock"), of the Corporation, and all the issued and outstanding options for common stock of Envision Massachusetts were converted into 373,421 options for Common Stock of the Corporation. The number of shares and options of the Corporation given in exchange for shares and options of Envision Massachusetts was determined by negotiations among the parties to the Agreement.

Envision Massachusetts delivers complete eBusiness products and services that support a wide range of eCommerce applications for customers, including building customized eStructures to replace legacy infrastructure, providing InternetPowered(TM) products and solutions and delivering professional services to business clients.

The total purchase price is valued at approximately $112,000,000, consisting of 1,886,493 shares of Envision common stock. The shares issued by the Corporation in connection with the Envision Massachusetts acquisition are not registered under the Securities Act of 1933 and are subject to restrictions on transferability for a period of 12 months from the date of issuance. The value of Envision's shares included in the purchase price was calculated net of an estimated 15% market value discount to reflect the restrictions on the transferability. The market value was calculated using the average of the closing price of the previous ten trading days of Envision common stock prior to consummation of the transaction.

The following presents the pro forma financial information (unaudited) of Envision as of and for the fiscal year ended January 29, 2000 as if the acquisition of Envision Massachusetts was consummated at the beginning of the fiscal period for income statement purposes and at the end of the fiscal period for balance sheet purposes. The pro forma income statement for the three months ended April 29, 2000 is presented as if the acquisition was consummated at the beginning of the prior fiscal year. The historical financial information for Envision Massachusetts is derived from the historical financial statements of Envision Massachusetts as of and for the year ended December 31, 1999 and as of and for the three months March 31, 2000 and is intended only for presentation of the Company's pro forma financial information. The pro forma financial information is provided for informational purposes only and should not be construed to be indicative of the Company's results of operations had the acquisition been consummated on the dates assumed and does not project the Company's results of operations for any future period. The pro forma adjustments are described below.

             PRO FORMA COMBINED BALANCE SHEET AS OF JANUARY 29, 2000
                                   (UNAUDITED)


                                       Envision           Envision
                                    Historical As      Massachusetts      Pro Forma          Pro Forma
                                     Adjusted (7)           (1)           Adjustments         Results
                                    -------------      ------------ -     -----------      -------------
              ASSETS
Current assets:
Cash                                $   9,208,501           684,300                --         9,892,801
Accounts receivable                            --            80,800                --            80,800
Prepaid expenses                               --             5,400                --             5,400
                                    -------------     -------------     -------------     -------------
Total current assets                    9,208,501           770,500                --         9,979,001

Net assets from discontinued
operations                                832,208                --                --           832,208
Property and equipment, net                    --            82,300                --            82,300
Intangible assets                              --                --       112,313,642 (2)   112,313,642
                                    -------------     -------------     -------------     -------------

Total assets                        $  10,040,709           852,800       112,313,642       123,207,151
                                    =============     =============     =============     =============

  LIABILITIES AND
  SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued
expenses                            $     322,900           230,700                --           553,600
Fair value of common stock in
exchange for services                          --           549,200                --           549,200
Capital lease obligation                       --            15,600                --            15,600
Deferred revenues                              --            56,600                --            56,600
                                    -------------     -------------     -------------     -------------
Total current liabilities                 322,900           852,100                --         1,175,000

Capital lease                                  --            25,300                --            25,300
                                    -------------     -------------     -------------     -------------
                                          322,900           877,400                --         1,200,300
                                    -------------     -------------     -------------     -------------

Shareholders' equity (deficit):
Common stock                               75,000                --                --            75,000
Additional paid in capital             15,194,771         1,696,400        (1,696,400)(3)
                                                                          112,730,142       127,924,913
Deferred compensation                          --          (380,000)               --          (380,000)
Accumulated deficit                    (5,551,962)       (1,279,900)        1,279,900 (3)    (5,551,962)
Note receivable from stockholder               --           (61,100)               --           (61,100)
                                    -------------     -------------     -------------     -------------
Total shareholders' equity              9,717,809           (24,600)      112,313,642       122,006,851
                                    -------------     -------------     -------------     -------------

Total liabilities and
shareholders' equity                $  10,040,709           852,800       112,313,642       123,207,151
                                    =============     =============     =============     =============


         PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE FISCAL YEAR
                             ENDED JANUARY 29, 2000
                                   (UNAUDITED)




                                         Envision          Envision
                                       Historical As    Massachusetts       Pro Forma
                                       Adjusted (7)          (4)           Adjustments     Pro Forma Results
                                       -------------    -------------      -----------     -----------------

Revenue                                $        --           930,600                --           930,600

Operating expenses:
Project costs                                   --          (398,700)               --          (398,700)
Selling and marketing                           --          (296,900)               --          (296,900)
General and administrative              (1,143,177)         (580,500)               --        (1,723,677)
Noncash compensation for
consulting services                             --          (549,200)               --          (549,200)
Noncash compensation for common
stock                                           --          (385,800)               --          (385,800)
Amortization of intangibles                     --                --       (37,437,881)(5)   (37,437,881)
                                       -----------       -----------       -----------       -----------

Loss from continuing operations
before interest                         (1,143,177)       (1,280,500)      (37,437,881)      (39,861,558)
Interest income                            180,886             4,800                --           185,686
Interest expense                          (176,238)           (9,600)               --          (185,838)
                                       -----------       -----------       -----------       -----------

Loss from continuing operations        $(1,138,529)       (1,285,300)      (37,437,881)      (39,861,710)
                                       ===========       ===========       ===========       ===========

Basic and diluted loss per common
share:
Loss from continuing operations        $     (0.19)                                          $     (5.16)
                                       ===========                                           ===========
Weighted average number of common
shares outstanding used in basic
and diluted calculation                  5,844,780                --         1,886,493 (6)     7,731,273
                                       ===========       ===========       ===========       ===========


       PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE FISCAL QUARTER
                              ENDED APRIL 29, 2000
                                   (UNAUDITED)



                                                             Envision
                                         Envision         Massachusetts     Pro Forma
                                        Historical             (4)         Adjustments     Pro Forma Results
                                       ------------       -------------    -----------     -----------------

Revenue                                $        --           625,187                --           625,187

Operating expenses:
Project costs                                   --          (451,503)               --          (451,503)
General and administrative              (2,494,855)         (338,242)               --        (2,833,097)
Selling and marketing                           --          (220,974)               --          (220,974)
Amortization of intangibles             (2,889,445)               --        (9,359,470)(5)   (12,248,915)
                                       -----------       -----------       -----------       -----------

Loss from continuing operations
before interest                         (5,384,300)         (385,532)       (9,359,470)      (15,129,302)
Interest income, net                        90,828             4,222                --            95,190
                                       -----------       -----------       -----------       -----------

Loss from continuing operations        $(5,293,472)         (381,310)       (9,359,470)      (15,034,112)
                                       ===========       ===========       ===========       ===========

Basic and diluted loss per common
share:
Loss from continuing operations        $     (0.67)                                                (1.53)
                                       ===========                                           ===========
Weighted average number of common
shares outstanding used in basic
and diluted calculation                  7,921,181                --         1,886,493 (6)     9,807,674
                                       ===========       ===========       ===========       ===========




Notes to Pro Forma Combined Financial Statements:

The acquisition of Envision Massachusetts has been accounted for using the purchase method of accounting, and, accordingly, the purchase price of the Envision Massachusetts acquisition was allocated to the assets acquired and liabilities assumed based on their estimated fair values at the acquisition date.

The purchase price for the above acquisitions was allocated as follows:

         Fair value of net assets acquired (net liabilities assumed):

         Accounts receivable                                    $   521,930
         Property and equipment, net                                413,903
         Other assets                                               119,490
                                                                -----------

              Total assets acquired                               1,055,323

         Accounts payable and accrued expenses                     (423,104)
         Note payable to parent                                    (750,000)
         Other liabilities                                         (202,949)
                                                                -----------

              Total liabilities assumed                          (1,480,019)
                                                                -----------

              Net non-cash liabilities assumed                     (424,696)
              Cash acquired                                         166,970
                                                                -----------

              Net liabilities assumed                           $  (257,726)
                                                                ===========

The following is a reconciliation of the purchase price to the excess of the estimated fair value of net assets acquired allocated to intangible assets:

         Purchase price                                         $112,055,916
         Net assets acquired                                         257,726
                                                                ------------

         Amount allocated to intangible assets                  $112,313,642
                                                                ============

In connection with the acquisition of Envision Massachusetts, approximately $112,000,000 was assigned to intangible assets. The amount assigned to intangible assets is preliminary and is subject to adjustment upon finalization of the purchase accounting, including the valuation of the note receivable from stockholder and options. The finalization of the purchase accounting for Envision Massachusetts may result in a significant portion of the aggregate purchase price being identified as in-process research and development, which will be charged to operations during fiscal year 2001 when the amounts are determined. Various factors are being considered in determining the amount of the purchase price to be allocated to in-process research and development, such as estimating the stage of development of each in-process research and development project at the date of acquisition, estimating cash flows resulting from the expected revenues generated from such projects and discounting the net cash flows, in addition to other assumptions. The estimate of the cash flows resulting from the expected revenues generated from the projects is dependent upon a number of risk factors and uncertainties, including the rate of market acceptance of the projects, rapid technological changes, the financial resources of our customers and the low barriers to entry for potential competitors, some of which have access to greater resources than the Company. The remaining identified intangibles, including the value of purchased technology and other intangibles, will be amortized on a straight-line basis over a period of three years. These intangible assets are subject to review of recoverability based on various factors including Envision's ability to generate future revenues sufficient to warrant the intangible amounts capitalized.

(1) To add the assets and liabilities of Envision Massachusetts as of December 31, 1999

(2) To add goodwill as of January 29, 2000

(3) To eliminate Envision Massachusetts, additional paid-in-capital and retained earnings and record the acquisition

(4) To add the expenses of Envision Massachusetts for the year ended December 31, 1999 and the three months ended March 31, 2000, respectively

(5) To add pro forma amortization expense for the fiscal year ended January 29, 2000 and the fiscal quarter ended April 29, 2000, respectively

(6) To adjust the weighted average number of shares outstanding for the consideration of 1,886,493 shares of Envision common stock

(7) On May 10, 2000, Envision sold its wholly-owned subsidiary, perfumania.com, inc. ("perfumania.com") to E Com Ventures, Inc. ("E Com Ventures"), formerly known as Perfumania, Inc., pursuant to the terms of a Stock Purchase Agreement, dated April 29, 2000, among Envision, ZERO.NET, Inc. ("ZERO.NET") and E Com Ventures. ZERO.NET is a significant shareholder of Envision. Envision exchanged all of the common stock of perfumania.com for 400,000 shares of common stock of Envision held by E Com Ventures. The sales price was determined by negotiation between the parties. The transaction requires approval by Envision's shareholders. Management expects to recognize a gain on the disposal of the discontinued operation. The disposition of perfumania.com is accounted for as a discontinued operation, and accordingly, amounts in the accompanying pro forma financial statements have been restated to reflect discontinued operations accounting.

The following pro forma financial information illustrates the historical presentation of Envision as presented in the Annual Report on Form 10-K as of and for the fiscal year ending January 29, 2000 filed by us with the Securities and Exchange Commission with discontinued operations accounting for the disposition of perfumania.com. The Envision Historical As Adjusted column is used in the presentation of the pro forma financial information for the Envision Massachusetts acquisition as management believes this is indicative of the continuing impact of the transaction. The pro forma financial information is provided for informational purposes only and should not be construed to be indicative of the Company's results of operations had the acquisition or disposition been consummated on the dates assumed and does not project the Company's results of operations for any future period. The pro forma adjustments are described below.

                 PRO FORMA BALANCE SHEET AS OF JANUARY 29, 2000
                                   (UNAUDITED)



                                                                                                      Envision
                                                                 Envision                            Historical As
                                                                Historical       perfumania.com        Adjusted
                                                               ------------      --------------      ------------
               ASSETS
Current assets:
Cash                                                           $  9,208,501       $         --       $  9,208,501
Accounts receivable                                                  38,937            (38,937)                --
Inventory                                                         1,651,327         (1,651,327)                --
Prepaid expenses                                                    102,357           (102,357)                --
                                                               ------------       ------------       ------------
Total current assets                                             11,001,122         (1,792,621)         9,208,501

Net assets of discontinued operations                                    --            832,208            832,208

Property and equipment, net                                         236,375           (236,375)                --
                                                               ------------       ------------       ------------

Total assets                                                   $ 11,237,497       $ (1,196,788)      $ 10,040,709
                                                               ============       ============       ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Amounts due to affiliate                                       $    255,201       $   (255,201)      $         --
Accounts payable and accrued expenses                             1,264,487           (941,587)           322,900
                                                               ------------       ------------       ------------
Total current liabilities                                         1,519,688         (1,196,788)           322,900
                                                               ------------       ------------       ------------

Shareholders' equity (deficit):
Common stock                                                         75,000                 --             75,000
Additional paid in capital                                       15,194,771                 --         15,194,771
Accumulated deficit                                              (5,551,962)                --         (5,551,962)
                                                               ------------       ------------       ------------
Total shareholders' equity                                        9,717,809                 --          9,717,809
                                                               ------------       ------------       ------------

Total liabilities and shareholders'
equity                                                         $ 11,237,497       $ (1,196,788)      $ 10,040,709
                                                               ============       ============       ============


  PRO FORMA STATEMENT OF OPERATIONS FOR THE FISCAL YEAR ENDED JANUARY 29, 2000
                                  (UNAUDITED)


                                                                                Envision
                                              Envision        perfumania.      Historical As
                                             Historical           com            Adjusted
                                            -----------       ------------      -----------
Net sales                                   $ 2,290,149       $(2,290,149)      $        --
Cost of goods sold                            1,832,094        (1,832,094)               --
                                            -----------       -----------       -----------

Gross profit                                    458,055          (458,055)               --
                                            -----------       -----------       -----------

Operating expenses:
General and administrative expense            3,234,910        (2,091,733)        1,143,177
Sales and marketing expense                   1,548,742        (1,548,742)               --
Web site development expense                    196,673          (196,673)               --
Consulting fees                                 277,190          (277,190)               --
Management fees to affiliate                    433,655          (433,655)               --
                                            -----------       -----------       -----------

Total operating expenses                      5,691,170        (4,547,993)        1,143,177
                                            -----------       -----------       -----------

Loss from continuing operations before
interest                                     (5,233,115)        4,089,938        (1,143,177)
Interest income                                 180,886                --           180,886
Interest expense to affiliate                  (176,238)               --          (176,238)
                                            -----------       -----------       -----------

Loss from continuing operations             $(5,228,467)      $ 4,089,938       $(1,138,529)
                                            ===========       ===========       ===========
